AUTOMOBILE PROTECTION CORPORATION - APCO
                                ----------------------------------------
                     EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     ----------------------------------------------------------
                                               FORM 10-K
                                               ---------
                                           DECEMBER 31, 1996
                                           -----------------

                                                    For the         For the   Four months        For the
                                                 year ended      year ended         ended     year ended
                                               December 31,    December 31,  December 31,     August 31,
                                                       1996           1995           1994           1994
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
PRIMARY
     Weighted average number
      of shares outstanding                      10,156,994      6,703,332      5,679,895      5,183,000
     Net effect of dilutive stock options
      based on the treasury stock method,
      using average market price                  1,000,006        827,668      1,195,105        635,451
--------------------------------------------------------------------------------------------------------

                                                 11,157,000      7,531,000      6,875,000      5,818,451
========================================================================================================

     Net income                              $    1,563,919  $   1,525,582  $     269,747   $    912,528
========================================================================================================

     Per share                               $         0.14  $        0.20  $        0.04   $       0.16
========================================================================================================



FULLY DILUTED
     Weighted average number
      of shares outstanding                      10,156,994      6,703,332      5,679,895      5,183,000
     Net effect of dilutive stock options
      based on the treasury stock method,
      using the year-end market price
      which was higher than the average
      market price                                1,000,006        900,668      1,195,105        762,997
--------------------------------------------------------------------------------------------------------

                                                 11,157,000      7,604,000      6,875,000      5,945,997
========================================================================================================

     Net income                               $   1,563,919   $  1,525,582   $    269,747   $    912,528
========================================================================================================

     Per share                                $        0.14   $       0.20   $       0.04   $      0.15
========================================================================================================










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